EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oramed Pharmaceuticals Inc. (the “Company”) on Form 10-KSB for the period ended August 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nadav Kidron, the Chief Executive Officer (Principal Executive Officer) and President of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2006

By: /s/ Nadav Kidron

Nadav Kidron,
Chief Executive Officer and President
(Principal Executive Officer)